Exhibit 99.2

Non-GAAP financial measures

In evaluating the operating performance of Embecta Corp. (“Embecta,” “we” or “our”), we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) earnings before interest, taxes, depreciation, and amortization (“EBITDA”), (ii) adjusted EBITDA, as further described below, and (iii) Constant Currency revenue growth. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, shareholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

We believe EBITDA is an important valuation measurement for management and investors given the effect non-cash charges such as amortization related to acquired intangible assets and depreciation of capital equipment have on net income. Additionally, we regard EBITDA as a useful measure of operating performance and cash flow before the effect of interest, taxes, depreciation, and amortization and as a complement to operating income, net income and other GAAP financial performance measures. We define adjusted EBITDA as EBITDA excluding certain items that affect comparability of operating results and the trend of earnings. These adjustments are either non-cash or irregular in nature, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) share-based compensation, (ii) impairment losses incurred, (iii) separation costs associated with the spin-off, and (iv) other significant items management deems irregular or non-operating in nature. We use adjusted EBITDA when evaluating operating performance because we believe the exclusion of such adjustments is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

	Actual					Pro Forma
	For the Year Ended September 30,			Three Months Ended December 31,		Three Months Ended December 31,	For the Year Ended September 30,	LTM December 31,
Millions of dollars	2019	2020	2021	2020	2021	2021	2021	2021
Net income	$432	$428	$415	$105	$99	$82	$337	$333
Income tax provision	68	58	80	20	18	12	59	54
Depreciation and amortization	36	38	38	9	8	8	34	34
Interest expense	—	—	—	—	—	20	78	79

EBITDA	$536	$524	$533	$134	$125	$122	$508	$500
Share-based compensation expense	12	13	13	4	5	5	13	14
Separation costs (1)	—	—	5	—	8	8	5	13
Impairment losses (2)	—	—	14	10	—	—	14	4

Adjusted EBITDA	$548	$537	$565	$148	$138	$135	$540	$531
Less: Estimated embecta stand-up/standalone costs	—	—	—	—	—	16	33	41

Pro forma - Adjusted EBITDA	$548	$537	$565	$148	$138	$119	$507	$490

Less: Capital expenditures	66	42	37	11	4	4	37	30
Pro forma - Adjusted EBITDA less capital expenditures	$482	$495	$528	$137	$134	$115	$470	$460

(1)

Relates to spin-off costs incurred in fiscal year 2022 and fiscal year 2021. This expense was not included as a component of adjusted EBITDA in Embecta’s registration statement on Form 10-12B, as amended (the “Form 10”). Starting in the first quarter of 2022, management considers these expenses as relevant components of adjusted EBITDA and therefore has included such expenses for all relevant periods presented.

(2)

Relates to impairment charges incurred in fiscal year 2021. This expense was not included as a component of adjusted EBITDA in the Form 10. Starting in the first quarter of 2022, management considers these expenses as relevant components of adjusted EBITDA and therefore has included such expenses for all relevant periods presented.

	Actual					Pro Forma
	For the Year Ended September 30,			Three Months Ended December 31,		Three Months Ended December 31,	For the Year Ended September 30,	LTM December 31,
Millions of dollars	2019	2020	2021	2020	2021	2021	2021	2021
Revenues	$1,109	$1,086	$1,165	$285	$289	$296	$1,188	$1,194